EXHIBIT 10
                                                                      ----------

                COMMERCIAL TERM NOTE, COMMERCIAL AIRCRAFT NOTES,
                      EXTENSION AND MODIFICATION AGREEMENT

Agreement made this 26th day of June, 1995, by and among:

         The Bank of New York, (NJ), f/k/a National Community Bank of New Jersey, a Bank organized under the laws of the State of New Jersey having offices located at 385 Rifle Camp Road, West Paterson, New Jersey (hereinafter the "Bank"); and

         Ronson Aviation, Inc., a corporation organized under the laws of the State of New Jersey having offices located at Mercer County Airport, Trenton, New Jersey (sometimes referred to herein as the "Borrower");

         Ronson Corporation, a corporation organized under the laws of the State of New Jersey having offices located at Corporate Park III, Campus Drive, Somerset, New Jersey (sometimes referred to herein as the "Guarantor");

                                    Recitals
                                    --------

WHEREAS, on or about June 3, 1991 Borrower executed and delivered to Bank a Commercial Note and a Credit Agreement in the principal amount of Eight Hundred and Fifty Thousand ($850,000.00) Dollars, (hereinafter the "Commercial Term Note") plus interest which is payable in accordance with the terms thereof; and

WHEREAS, on or about June 3, 1991 to secure the obligations pursuant to the Commercial Term Note, Borrower executed and delivered to Bank a Leasehold Mortgage on the premises consisting of approximately 22 +-acres, plus all improvements located thereon, in the Township of Ewing, State of New Jersey, commonly known as the Mercer County Airport (hereinafter the "Leasehold Premises") more fully described on Schedule A attached hereto. The Leasehold Mortgage was recorded in the Clerk's Office of Mercer County on June 6, 1991 in Book 2460 of Mortgages for said County at Page 890, et. seq.; and

WHEREAS, on or about June 3, 1991 to further secure the obligations of the Commercial Term Note, Borrower executed and delivered to Bank an Assignment of a certain Commercial Note dated May 23, 1991 by Ronson Corporation in favor of Borrower in the amount of $850,000.00 plus interest which is payable in accordance with the terms thereof; and

WHEREAS, on or about June 3, 1991 to further secure the obligations pursuant to the Commercial Term Note, Borrower executed and delivered to Bank a Security Agreement covering all of the assets owned of Borrower; and

WHEREAS, Borrower executed and delivered to Bank several Commercial Notes (hereinafter collectively the "Commercial Aircraft Notes") secured by Purchase Money Security Interests in certain aircraft as follows:

1. Commercial Note dated October 9, 1992, by the Borrower in favor of the Bank in the amount of $550,000.00 which is secured, inter alia, by a Purchase Money Security Interest in a 1983 Beechcraft C-99 Airliner Aircraft, Serial #U-213,FAA Registration #N 6656 N;

2. Commercial Note dated December 13, 1993, by the Borrower in favor of the Bank in the amount of $406,388.88 which is secured, inter alia, by a Purchase Money Security Interest in a 1983 Beechcraft C-99 Airliner Aircraft, Serial #U-209, FAA Registration #N 6645 K;

3. Commercial Note dated May 8, 1992, by the Borrower in favor of the Bank in the amount of $40,000.00 which is secured, inter alia, by a Purchase Money Security Interest in a 1982 Beechcraft C23 Sundowner Aircraft, Serial # M-2366, FAA Registration # N 6528 N;

4. Commercial Note dated March 9, 1992, by the Borrower in favor of the Bank in the amount of $31,000.00 which is secured, inter alia, by a Purchase Money Security Interest in a 1979 Beechcraft C23 Sundowner Aircraft, Serial # M-2097, FAA Registration # N 790 Y; and

WHEREAS, the Bank on behalf of the Borrower issued a Standby Letter of Credit Agreement in favor of Ratheon Aircraft Company, formerly Beech Aircraft Company, as beneficiary in the amount of $35,000.00 which expires on October 31, 1995; and the Bank on behalf of the Borrower issued a Standby Letter of Credit Agreement in favor of General Electric Capital Corporation as beneficiary in the amount of $6,000.00 which expires on December 2, 1995 (hereinafter collectively the "Standby Letter of Credit Agreements"); and

WHEREAS, the Commercial Term Note, the Commercial Aircraft Notes, and the Standby Letter of Credit Agreements are hereinafter known as the "Entire Indebtedness" of Borrower in favor of Bank; and

WHEREAS, on or about February 21, 1990 to secure the Entire Indebtedness the Borrower executed and delivered to the Bank a Leasehold Mortgage on the Leasehold Premises described herein and on Schedule A attached, which Leasehold Mortgage was recorded in the Clerk's Office of Mercer County on March 6, 1990 in Book 2385 of Mortgages for said County at Page 399, et. seq.; and

WHEREAS, Ronson Corporation executed and delivered to Bank a certain Guarantee dated March 26, 1993 to secure the Entire Indebtedness of Borrower to Bank; and

WHEREAS, the Borrower has requested to modify the terms of the Commercial Term Note and the Commercial Aircraft Notes; and

WHEREAS, the Bank is willing to modify the terms and conditions of the Commercial Term Note and the Commercial Aircraft Notes in accordance with the terms and conditions contained herein.

NOW THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, it is agreed as follows:

1. Acknowledgment of Indebtedness.
   -------------------------------
   Borrower and Guarantor acknowledge that as of June 7, 1995, they are indebted to the Bank in the sum of $1,220,007.10 consisting of (i) the remaining outstanding balance due to the Bank with respect to the Commercial Term Note consisting of unpaid principal of $509,990.08 plus interest of $977.48 and
   (ii) the remaining outstanding balance due to the Bank with respect to the Commercial Aircraft Notes consisting of unpaid principal of $665,048.81 plus interest of $2,990.73 and (iii) the unfunded liability arising from the Standby Letter of Credit Agreements of $41,000.00 plus any related fees. Borrower and Guarantor acknowledge and agree that the Entire Indebtedness is not subject to any claims, offsets, defenses, counterclaims or right of setoff of any kind whatsoever.

2. Repayment of the Commercial Term Note.
   --------------------------------------
   Borrower agrees that commencing on July 1, 1995 and on the first day of each month thereafter it shall repay the Commercial Term Note in monthly installments of principal of $9,000.00 per month, plus unpaid and accrued interest. All amounts owed pursuant to the Commercial Term Note shall be paid in full by the Borrower to Bank on or before January 31, 1997. Interest on the Commercial Term Note shall accrue at the rate equal to the Bank's Prime Rate of interest plus two and one half (2.5%) percent as same may vary from time to time. For the purpose of this Agreement, the Bank's Prime Rate is defined to mean the rate of interest announced from time to time by the Bank as its prime rate, prime lending rate or base rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans and it is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

3. Repayment of Commercial Aircraft Notes.
   ---------------------------------------
   Borrower agrees that the Commercial Aircraft Notes will continue to be paid in accordance with the terms and conditions of the Commercial Aircraft Notes. Notwithstanding the repayment terms of the Commercial Aircraft Notes, the Commercial Aircraft Notes will mature on December 31, 1995, at which time any remaining unpaid principal, interest and charges will be due and payable in full.

4. Standby Letter of Credit Agreements.
   ------------------------------------
   The Standby Letter of Credit Agreements are to be cancelled prior to their respective maturity dates. The Bank will not extend the Standby Letter of Credit Agreements beyond their respective maturity dates. Any drawings under the Standby Letter of Credit Agreements are due and payable in full as of the date of drawing.

5. Default Provisions.
   -------------------
   In addition to the existing Default Provisions provided in the documents evidencing the Entire Indebtedness, the following Default Provisions will apply:

   A. In the event that the Commercial Aircraft Notes are not paid in full on or prior to December 31, 1995, the Commercial Term Note will be in default and will be due and payable in full. The Bank may, in its sole and absolute discretion, despite any such default, providing there are no other uncured events of default, elect to waive such default under the Commercial Term Note, providing that the Borrower and Guarantor agree that commencing on January 1, 1996 and on the first day of each month thereafter it shall repay the Commercial Term Note in monthly installments of principal of $11,000.00 per month, plus unpaid and accrued interest as herein defined. In the event such default is waived, all amounts owed and pursuant to the Commercial Term Note shall be paid in full by the Borrower to Bank on or before January 31, 1997.

   B. In the event of either a drawing under the Standby Letter of Credit Agreements by the Beneficiary, or if the Borrower has not caused the Standby Letter of Credit Agreements to be cancelled by their respective maturity dates, the Entire Indebtedness will be considered by the Bank to be in default and due and payable in full immediately.

   C. In the event that Ronson Corporation and /or any of its affiliated or wholly owned subsidiaries, fail to make any and all required payments, adjustments or contributions to its Retirement Plan, the Entire Indebtedness will be due and payable in full immediately.

6. Consent and Acknowledgment of Guarantor.
   ----------------------------------------
   Ronson Corporation hereby acknowledges and agrees to the terms of this Modification Agreement which covers the Entire Indebtedness and agree to be bound by its terms.

7. No Other Changes.
   -----------------
   Except as specifically set forth herein or in accordance with any other documents executed simultaneously herewith, the Commercial Term Note the Commercial Aircraft Notes, and the Standby Letter of Credit Agreements, and all documents related thereto, and all other modifications, shall continue in full force and effect in accordance with their terms and each is hereby ratified and reaffirmed by the parties hereto.

IN WITNESS WHEREOF the parties have executed the agreement on the date first set above.

                                      THE BANK OF NEW YORK, N.J.,
                                      f/k/a NATIONAL COMMUNITY BANK
                                      OF NEW JERSEY


        Attest:

            /s/Jacqueline M. Kuhn     By:  /s/Douglas E. Selsor
            -----------------------       --------------------------
                Jacqueline M. Kuhn              Douglas E. Selsor
                Assistant Cashier               Vice President


                                      Ronson Aviation, Inc.

        Attest:

           /s/Alberta D. Gladis       By:  /s/Louis V. Aronson II
          -------------------------       --------------------------
                Alberta D. Gladis               Louis V. Aronson II
                Assistant Secretary             President


                                      Ronson Corporation
                                      (Guarantor)

        Attest:

           /s/Alberta D. Gladis       By:  /s/Louis V. Aronson II
          -------------------------       --------------------------
                Alberta D. Gladis               Louis V. Aronson II
                Assistant Secretary             President & C.E.O.